Exhibit 99.1

Evolve Transition Infrastructure

Files Form 10-K

HOUSTON--(GLOBE NEWSWIRE)--March 31, 2022—Evolve Transition Infrastructure LP (NYSE American: SNMP) (“Evolve” or the “Partnership”) has filed its Annual Report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission (the “SEC”).

ENERGY TRANSITION Strategy

The Partnership continues to focus on investment and development opportunities in infrastructure critical to the transition of energy supply to lower carbon sources.  In furtherance of this focus, during the course of 2021 the Partnership sold its remaining upstream assets, changed its name to Evolve Transition Infrastructure LP and entered into the LEVO Mobility LLC joint venture (the “Levo JV”).  Additionally, the Partnership entered into a funding agreement with HOBO Renewable Diesel, LLC (“HOBO”), and ultimately brought aboard new management from the leadership of HOBO.

liquidity AND CREDIT FACILITY Update

The Partnership had approximately $1.7 million in cash and cash equivalents as of December 31, 2021. As of December 31, 2021, the Partnership had $49.2 million in debt outstanding under its credit facility and since December 31, 2020, the Partnership has reduced its debt outstanding by $60.8 million, or 55 percent. Since December 31, 2021, the Partnership has made additional payments totaling $1.5 million resulting in $47.7 million in debt outstanding under the credit facility as of March 30, 2021. As previously disclosed, the Partnership’s credit facility was amended and extended to September 30, 2023.

UNITHOLDER ACCESS TO 2021 FORM 10-K

The Partnership has filed the 2021 Form 10-K with the SEC.  A copy of the 2021 Form 10-K, which includes the Partnership’s complete audited financial statements, may be found on the SEC’s website at www.sec.gov and on the Partnership’s website at www.evolvetransition.com by selecting the “Investors” tab and then selecting “SEC Filings” from the dropdown menu.  The Partnership will provide any unitholder with a hard copy of its 2021 Form 10-K, which includes Evolve’s complete audited financial statements, free of charge at any time upon request.  Requests can be directed in writing to Evolve Investor Relations, 1360 Post Oak Blvd., Suite 2400, Houston, TX 77056 or by email to ir@evolvetranstion.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” which involve risks and uncertainties. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future uses of capital, future operations, plans and objectives of management or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements in this press release may include, for example, statements about the production expectations for HOBO’s initial project and other statements about Evolve, HOBO or the Levo JV. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve, HOBO, and the Levo JV opportunity that may cause Evolve’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

About the Partnership

Evolve Transition Infrastructure LP is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. We own natural gas gathering systems, pipelines and processing facilities in South Texas and continue to pursue energy transition infrastructure opportunities.

Additional Information

Additional information about Evolve can be found in our documents on file with the SEC which are available on our website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

ir@evolvetransition.com

(713) 800-9477